United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2005

                              BLUEGATE CORPORATION
              Exact name of registrant as specified in its Charter)

            Nevada                    000-22711             76-0640970
       (State or other            (Commission File        (IRS Employer
jurisdiction of Incorporation)         Number)        Identification Number)


    701 North Post Oak, Road, Suite 630, Houston, Texas              77024
        (Address of principal executive offices)                  (Zip Code)

                         Registrant's telephone number,
                      Including Area Code: (713) 686-1100

                                (not applicable)
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01      Changes in Registrant's Certifying Accountant.


1. On July 15, 2005, we dismissed our former certifying accountant, Ham, Langston & Brezina, L.L.P. whose reports on our financial statements for the years ended December 31, 2003 and 2004 contained going concern qualifications. During the prior two fiscal years and during the interim period since December 31, 2004, there were no other adverse opinions or disclaimers of opinion, or modifications as to uncertainty, audit scope, or accounting principles by Ham, Langston & Brezina, L.L.P. in those reports. The decision to change accountants was approved by our audit committee of the board of directors. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The former accountant did not advise us: that internal controls necessary to develop reliable financial statements did not exist; or that information has come to the attention of the former accountant which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or that the scope of the audit should be expanded significantly, or that information has come to the accountant's attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report), and the issue was not resolved to the accountant's satisfaction prior to its resignation or dismissal. We have authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements, if any, or events.


2. On July 15, 2005, we engaged Malone & Bailey, PC, Certified Public Accountants. We did not consult the new accountant regarding: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph 1 above.

3. We have provided the disclosure contained herein to the former accountant. We have asked the former accountant to provide a letter addressed to the Commission stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. If the letter is unavailable at the time of filing as Exhibit 16.1 hereto, we shall request the former accountant to provide the letter so that it can be filed with the Commission within ten business days after the filing of this Form 8-K. The former accountant may provide an interim letter highlighting specific areas of concern and indicating that a more detailed letter will be forthcoming within the ten business day period noted above. The interim letter, if any, shall be filed with this Form 8-K or by amendment within two business days of receipt.


ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit
Number    Exhibit Title

--------------------------------------------------------------------------------

16.1      Letter from Ham, Langston & Brezina, L.L.P., Certified Public
          Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUEGATE CORPORATION




          Date: July 15, 2005           by: /s/ Greg Micek
                                        Greg Micek
                                        Chief Financial Officer

Exhibit 16.1 Letter from Ham, Langston & Brezina, L.L.P., Certified Public Accountants